Exhibit 99.1

INCOME FUND
EIGHT B L.P.

PORTFOLIO OVERVIEW

FIRST QUARTER

2007

ICON Income Fund Eight B L.P.

- First Quarter 2007 Portfolio Overview -

Dear Partner of ICON Income Fund Eight B L.P.:

ICON Income Fund Eight B L.P. (“Eight B”) raised $75,000,000 commencing with its initial offering on May 19, 2000 through the closing of the offering on October 17, 2001.  As of March 31, 2007, Eight B had 741,530 limited partnership units outstanding.  During the reporting period, Eight B continued to function in its “Reinvestment Period” and no additional partners were admitted.

During the Reinvestment Period, Eight B has been seeking to purchase additional equipment subject to lease.  The leased equipment in Eight B’s portfolio is comprised of two lease categories: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where Eight B retains the rental cash flows.  While income leases produce monthly cash flow, growth leases permit Eight B to retain an interest in the future value of the equipment on a leveraged equity basis.  Eight B’s general partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight B’s initial cash investment.

Cash generated from these investments has facilitated Eight B’s distributions to investors.  Availability of cash to be used for reinvestment also depends on the requirements for expenses, reserves and distributions to investors.

On March 26, 2007, Eight B announced that its Reinvestment Period, which had previously been extended for six months and was anticipated to end on or about April 16, 2007, had been extended for an additional two months and Eight B entered its Liquidation Period on June 17, 2007.  Cash distributions to Eight B’s limited partners continued at the annualized rate of 8% during the extended Reinvestment Period.  During its Liquidation Period, Eight B will dispose of its investments in the ordinary course of business.

News Covering the Reporting Period

Cathay Pacific Airways Limited (“Cathay”) announced a profit attributable to shareholders of HK$4,088 million in its 2006 annual results, compared to a profit of HK$3,298 million the previous year. The 2006 results include a three-month contribution from Dragonair, which became a wholly owned subsidiary of Cathay Pacific on September 28, 2006.   (Source:  Cathay press release, dated March 7, 2007)

Neither Eight B nor the General Partner accept any responsibility for, or assume any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period.”

Portfolio Overview

Eight B has invested in equipment both directly and indirectly through joint ventures with its affiliates.  As of March 31, 2007, Eight B’s portfolio consisted primarily of:

Income leases

•  Five aircraft engine modules on lease to TWA Airlines, LLC, a subsidiary of American Airlines, Inc., through May 2008.  This investment was originally a growth lease.  The aggregate purchase price was $5,950,000, of which Eight B paid $4,038,790 and the balance was funded through non-recourse debt.  All debt was prepaid in November 2003.

•  A 74.87% interest in ICON SPK 2023-A, LLC (“SPK”), a joint venture with ICON Income Fund Nine, LLC.  At March 31, 2007, SPK held a portfolio of five active leases consisting of various material handling equipment.  These leases are scheduled to expire in April 2008.

Growth leases

•  A 97.73% interest in ICON Cheyenne, LLC (“Cheyenne”).  Cheyenne holds a portfolio of leases consisting primarily of material handling and manufacturing equipment.  As of March 31, 2007, seven of the original 119 leases were in effect.  The last of these leases is scheduled to expire in September 2007.  Eight B purchased its interest in the portfolio for approximately $29,706,000, of which Eight B paid approximately $11,400,000 and the balance of which was funded through non-recourse debt.

•  Two Airbus A340-313Xs (B-HXM and B-HXN) on lease to Cathay.  Eight B owns a 100% interest and a 50% interest in each aircraft, respectively.  The combined purchase price of the interests in both aircraft was approximately $114,592,000, of which Eight B paid approximately $6,375,000 the balance of which was funded through non-recourse debt.  The original lease on the first aircraft (B-HXM) was due to expire on March 14, 2006 but was extended until October 1, 2011.  The original lease on the second aircraft (B-HXN) was due to expire on March 27, 2006 and has been extended until July 1, 2011. In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.

Options

During the first quarter of 2007, the General Partner determined that Eight B’s investment in an option to purchase a 1994 Boeing 737-524 together with two engines was impaired and accordingly, Eight B recognized an impairment loss of $2,100,000. The decision was based upon the fact that the current market value of the aircraft and engines is less than the amount required to exercise the option.  A recovery in the value of the option is not anticipated and accordingly there is a low probability that Eight B will exercise the option.

10% Status Report

As of March 31, 2007, the two Cathay aircraft were the only assets that individually constituted at least 10% of the aggregate purchase price of Eight B’s asset portfolio.  Both Cathay aircraft are scheduled to remain on lease during the next year.

At March 31, 2007, the Cathay aircraft (B-HXM and B-HXN) had 54 and 51 monthly payments remaining, respectively.  Both Cathay aircraft were manufactured in 1996, and to the best of the General Partner’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

Terminated Leases

•  On March 30, 2007, Eight B sold its interests in the two McDonnell Douglas DC-10-30 aircraft to FedEx for approximately $5,568,000 resulting in a loss on the sale of the aircraft of approximately $1,019,000.  The loss was recognized in the first quarter of 2007.

•  On February 9, 2007, Eight B sold all of the remaining equipment previously on lease to K-Mart for approximately $254,000.  Eight B recognized a gain on the sale of this equipment of approximately $111,000.

•  Eight B received its last lease payment from Regus Business Centre Corp. (“Regus”) in February 2007 and Regus exercised its one dollar purchase option.   In March 2003, the lease was restructured to extend the lease for an additional 48 months at a reduced rental rate which provided Eight B with an additional 38 months of cash flows and a higher overall return on its investment.

Events Subsequent to March 31, 2007

In June 2007, all of the remaining equipment previously on lease held by Cheyenne and SPK was sold.

Distribution Analysis

During the reporting period, Eight B continued to make monthly distributions at a rate of 8% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Eight B has made eighty-two monthly distributions to its limited partners.  During the first three months of 2007, Eight B paid to its limited partners $1,483,061 in cash distributions.  As of March 31, 2007, a $10,000 investment made at the initial closing would have received $6,253 in cumulative distributions representing a return of approximately 62% of such initial investment.

Fund Summary
Offering Period	5/19/2000- 10/17/2001
Size of offering	$75,000,000
Original No. of Investors	2,832
Start of Fund liquidation	6/17/2007

Outlook and Overview

Excluding the Cheyenne and SPK portfolios which were sold in June 2007, the TWA lease is the next lease schedule to expire in May 2008.

As of March 31, 2007, Eight B had $1,371,609 in cash and cash equivalents on hand.  Substantially all of Eight B’s cash flows are derived from income leases.  On a monthly basis, Eight B deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to investors.  Eight B is a permitted borrower, together with several other funds managed by the General Partner, under a revolving credit facility.  Under the terms of the facility, the borrowers may borrow (subject to a borrowing base) an amount up to $17,000,000 on a joint and several basis.  As of March 31, 2007, Eight B had borrowed $6,635,000 and the total amount outstanding under the facility was $6,635,000.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

ASSETS
	(Unaudited)
	March 31,	December 31,
	2007	2006
Cash and cash equivalents	$1,371,609	$888,290

Investments in finance leases:
Minimum rents receivable	-	67,973
Unearned income	-	(306)

Net investments in finance leases	-	67,667

Investments in operating leases:
Equipment, at cost	95,366,040	111,987,930
Accumulated depreciation	(26,613,230)	(43,018,821)

Net investments in operating leases	68,752,810	68,969,109

Investments in joint ventures	3,602,102	4,315,573
Equipment held for sale	-	140,400
Other assets, net	1,440,634	4,396,322

Total assets	$75,167,155	$78,777,361

LIABILITIES AND PARTNERS' EQUITY

Liabilities:

Notes payable - non-recourse	$48,818,247	$52,572,875
Revolving line of credit	6,635,000	3,125,000
Deferred rental income	203,759	138,021
Accounts payable and other liabilities	852,071	2,166,028
Minority interest	-	498,287

Total liabilities	56,509,077	58,500,211

Commitments and contingencies

Partners' equity:
General Partner	(462,765)	(446,575)
Limited Partners (741,530 units outstanding,
$100 per unit original issue price)	19,120,843	20,723,725

Total partners' equity	18,658,078	20,277,150

Total liabilities and partners' equity	$75,167,155	$78,777,361

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
Three Months Ended March 31,
(Unaudited)

	2007	2006
Revenue:
Rental income	$3,519,785	$4,144,363
Finance income	-	64,578
Net loss on sale of equipment	(939,072)	(20,679)
Loss from investments in joint ventures	(79,607)	(203,859)
Interest and other income	14,992	68,316

Total revenue	2,516,098	4,052,719

Expenses:
Depreciation and amortization	1,586,834	2,460,715
Interest	795,972	853,747
Management fees - General Partner	-	355,297
Administrative expense reimbursements - General Partner	-	134,879
General and administrative	231,142	192,628
Maintenance expense	-	875,000
Minority interest	23,181	25,384

Total expenses	2,637,129	4,897,650

Net loss	$(121,031)	$(844,931)

Net loss allocable to:
Limited Partners	$(119,821)	$(836,482)
General Partner	(1,210)	(8,449)

	$(121,031)	$(844,931)

Weighted average number of limited
partnership units outstanding	741,530	742,142

Net loss per weighted average
limited partnership unit outstanding	$(0.16)	$(1.13)

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners' Equity
For the Year Ended December 31, 2006 and for the Three Months Ended March 31, 2007 (Unaudited)

	Limited
	Partnership			Total
	Units	Limited	General	Partners'
	Outstanding	Partners'	Partner	Equity
Balance, January 1, 2006	742,830	$27,317,628	$(380,487)	$26,937,141

Limited partnership units redeemed	(1,300)	(51,135)	-	(51,135)
Cash distributions to partners	-	(5,934,486)	(59,944)	(5,994,430)
Net loss	-	(608,282)	(6,144)	(614,426)

Balance, December 31, 2006	741,530	20,723,725	(446,575)	20,277,150

Cash distributions to partners	-	(1,483,061)	(14,980)	(1,498,041)
Net loss	-	(119,821)	(1,210)	(121,031)

Balance, March 31, 2007	741,530	$19,120,843	$(462,765)	$18,658,078

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31,
(Unaudited)

	2007	2006
Cash flows from operating activities:
Net loss	$(121,031)	$(844,931)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(3,258,483)	(3,649,133)
Finance income paid directly to lenders by lessees	-	(64,578)
Net loss on sales of equipment	939,072	20,679
Loss from investments in joint ventures	79,607	203,859
Depreciation and amortization	1,586,834	2,460,715
Interest expense on non-recourse financing paid directly to
lenders by lessees	795,972	668,870
Minority interest	23,181	25,384
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	67,973	230,704
Due to/from General Partner and affiliates	-	82,428
Other assets	257,429	76,266
Deferred rental income	65,738	(69,529)
Accounts payable and other liabilities	(16,344)	1,078,567

Net cash provided by operating activities:	419,948	219,301

Cash flows from investing activities:
Proceeds from sales of equipment and residual values	5,729,100	253,209
Purchase of equipment	(7,754,746)	-
Distributions to minority interest in joint venture	(557,332)	(80,383)
Distributions received from joint ventures	634,390	-

Net cash (used in) provided by investing activities:	(1,948,588)	172,826

Cash flows from financing activities:
Cash distributions to partners	(1,498,041)	(1,500,669)
Proceeds from revolving line of credit	3,510,000	1,145,000
Redemption of limited partnership units	-	(44,905)

Net cash provided by (used in) financing activities:	2,011,959	(400,574)

Net increase (decrease) in cash and cash equivalents	483,319	(8,447)
Cash and cash equivalents, beginning of the period	888,290	848,665

Cash and cash equivalents, end of the period	$1,371,609	$840,218

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31,
(Unaudited)

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$63,894	$1,691

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$4,550,600	$5,713,761
Escrow utilized to pay non-recourse debt	$-	$281,868
Payment of maintenance overhaul costs	$1,546,000	$-

Transactions with Related Parties

Prior to May 2006, in accordance with the terms of the Management Agreement, Eight B paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Eight B or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of Eight B’s acquisition transactions.  In addition, the General Partner was reimbursed for administrative expenses incurred by it in connection with Eight B's operations.  Effective  May 1, 2006,  the  General  Partner  waived its rights to future management fees and administrative expense reimbursements.

Administrative expense reimbursements are costs incurred by the General Partner and necessary to Eight B’s operations.  These costs include the General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Eight B based upon the percentage of time such personnel dedicate to Eight B.  Excluded are salary and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner.

The General Partner also has a 1% interest in Eight B’s profits, losses, cash distributions and liquidation proceeds. Eight B paid distributions to the General Partner of $14,980 for the three months ended March 31, 2007 and $59,944 for the year ended December 31, 2006. The General Partner’s interest in Eight B’s net loss for the three months ended March 31, 2007 and 2006 was $1,210 and $8,449, respectively.

Fees and other expenses charged to operations by Eight B and paid to the General Partner or its affiliates for the three month periods ended March 31, 2007 and 2006, respectively, were as follows:

Entity	Capacity	Description	2007	2006
ICON Capital Corp.	General Partner	Management fees	$-	$355,297
ICON Capital Corp.	General Partner	Administrative expense reimbursements	-	134,879

			$-	$490,176

*Limited Partners may obtain a summary of administrative expense reimbursements upon request.

Your participation in Eight B is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight B’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available on your request.